QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ContraVir Pharmaceuticals, Inc.
Edison, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2019, relating to the consolidated financial statements of ContraVir Pharmaceuticals, Inc., which is incorporated by reference in that Prospectus. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey

May 17, 2019

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm